UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 26, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

On November 26, 2008, Cephalon, Inc. (“Cephalon”) entered into a Termination Agreement (the “Termination Agreement”) with Alkermes, Inc. (“Alkermes”) pursuant to which the parties agreed to end their collaboration with respect to the Products (as such term is defined in the License and Collaboration Agreement), including VIVITROL® (naltrexone for extended-release injectable suspension).   In summary, the parties have agreed as follows pursuant to the Termination Agreement:

•                  The License and Collaboration Agreement effective as of June 23, 2005, as amended to date, between the parties (the “License and Collaboration Agreement”) and the Supply Agreement effective as of June 23, 2005, as amended to date, between the parties (the “Supply Agreement”) will be terminated effective December 1, 2008 (the “Termination Date”).  As of the Termination Date, except as set forth below, Cephalon will no longer be responsible for the marketing and sale of VIVITROL in the United States.

•                  Alkermes will purchase from Cephalon the Product Manufacturing Equipment and other Capital Improvements (as such terms are defined in the Supply Agreement) for a purchase price of sixteen million dollars ($16,000,000) within thirty (30) days of the Termination Date.

•                  Cephalon will pay Alkermes eleven million dollars ($11,000,000) within thirty (30) days of the Termination Date in lieu of performing Cephalon’s obligations, set forth in the License and Collaboration Agreement, to continue to market and sell VIVITROL in the U.S. for a one-year period after providing notice of termination and to pay Distributable Losses (as such term is defined in the License and Collaboration Agreement) during this period.  Alkermes will be responsible for all losses incurred by it with respect to VIVITROL.

•                  In consideration of Alkermes agreeing to assume the risks and responsibilities associated with the marketing and sale of VIVITROL in the U.S., Cephalon will forgo the receipt of all royalties payable by Alkermes to Cephalon under Section 13.4.2 of the License and Collaboration Agreement.

•                  Through December 31, 2008, certain designated employees of Cephalon will continue to perform services for Alkermes.  Alkermes will pay Cephalon for Cephalon’s actual costs relating to the provision of those employees.

•                  For a period of six (6) months following the Termination Date, in order to facilitate the transfer of Commercialization (as such term is defined in the License and Collaboration Agreement) of VIVITROL to Alkermes, Cephalon, at Alkermes’ request, will perform certain services for Alkermes.  Alkermes will pay Cephalon its costs for provision of certain of these services.

The foregoing is a summary of the material terms of the Termination Agreement and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: December 1, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel